UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 19, 2010

FITT HIGHWAY PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events

On April 1, 2010, the Board of Directors approved, subject to approval by our stockholders, an amendment and restatement of our Articles of Incorporation to effect the following changes:

1.	Change the Company’s name to “FITT Highway Products, Inc.”; and
2.
Increase the total number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 150,000,000.  The total number of shares that the Company will be authorized to issue as a result of this increase will be 170,000,000, consisting of 150,000,000 shares of Common Stock, each share having a par value of $0.001 per share, and 20,000,000 shares of preferred stock, each share having a par value of $0.001 per share.

These actions were approved on June 1, 2010 by stockholders holding a majority of our issued and outstanding voting securities.

Effective July 19, 2010 the Company has obtained approval from FINRA to change its name to FITT Highway Products, Inc. and the Company’s new trading symbol for its common stock on the OTC Bulletin Board is “FWHY.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations, approved by the State of Nevada June 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FITT Highway Products, Inc.
a Nevada corporation

Dated: July 21, 2010		/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer